Exhibit 99.1

New York Mortgage Trust Announces

Preliminary Estimates of Select Financial Data and Other
Information for Fourth Quarter 2019

NEW YORK, NY – February 10, 2020 (GLOBE NEWSWIRE) – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today announced preliminary estimates of select financial data and other information as of and for the quarter ended December 31, 2019.

Preliminary Estimates of Fourth Quarter 2019 Results

For the quarter ended December 31, 2019, the Company estimates that, when finally determined, net income attributable to common stockholders will be in the range of $0.19 to $0.21 per share (basic) and $0.19 to $0.21 per share (diluted), and comprehensive income to common stockholders will be in the range of $0.20 to $0.22 per share. In addition, the Company estimates that, when finally determined, book value per common share as of December 31, 2019 will be in the range of $5.77 to $5.79, as compared to book value per common share of $5.77 as of September 30, 2019. Furthermore, as of December 31, 2019, the Company estimates that, when finally determined, the Company’s total stockholders’ equity will be approximately $2.2 billion and its overall leverage ratio, which represents the Company’s total debt divided by its total stockholders’ equity, will be approximately 1.5 to 1. The Company’s overall leverage ratio does not include the collateralized debt obligations issued by the Consolidated K-Series or Consolidated SLST or Residential CDOs (each as defined below) or other non-recourse debt, for which the Company has no obligation. As of December 31, 2019, the Company estimates that, when finally determined, the Company’s leverage ratio on its callable debt, which represents its repurchase agreement borrowings divided by its total stockholders’ equity, will be approximately 1.4 to 1. For the quarter ended December 31, 2019, the Company had 275,121,039 weighted average shares of common stock outstanding. As of December 31, 2019, the Company had 291,371,039 shares of common stock outstanding.

Update Regarding Fourth Quarter 2019 Activity

The Company acquired approximately $1.04 billion of mortgage-related and residential housing-related assets during the quarter ended December 31, 2019, including approximately $738.0 million of residential credit assets, $144.0 million of multi-family credit assets and $155.7 million of agency securities.

Certain Definitions

“Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which the Company, or one of its special purpose entities, own the first loss principal only securities, certain interest only securities (“IOs”), and certain senior or mezzanine securities issued by those securitizations and that the Company consolidates in its consolidated financial statements in accordance with U.S. GAAP.

“Consolidated SLST” refers to a Freddie Mac-sponsored residential mortgage loan securitization comprised of seasoned re-performing and non-performing residential mortgage loans, of which the Company owns the first loss subordinated securities and certain IOs and senior securities issued by the securitization and that the Company consolidates in its consolidated financial statements in accordance with U.S. GAAP.

“Residential CDOs” refers to the debt that permanently finances the Company’s residential mortgage loans held in securitization trusts, net that the Company consolidates in its consolidated financial statements in accordance with U.S. GAAP.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets structured multi-family property investments such as multi-family CMBS and preferred equity in, and mezzanine loans to, owners of multi-family properties, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related assets.

Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements.

The preliminary estimates of select financial data as of and for the quarter ended December 31, 2019 included in this press release have not been reviewed or examined by the Company’s independent auditors, and are subject to revision upon completion of the Company’s internal closing process and normal review and as the Company prepares its audited consolidated financial statements as of and for the year ended December 31, 2019, including all disclosures required by U.S. GAAP, and as the Company’s independent auditors conduct their audit of these financial statements. While the Company believes that such preliminary estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. Factors that could cause the Company’s preliminary information and estimates to differ from the indications presented in this press release include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results as of and for the quarter ended December 31, 2019, (ii) discovery of new information that impacts valuation methodologies underlying these results, (iii) errors in the assessment of the preliminary value of the Company’s portfolio and (iv) accounting changes required by U.S. GAAP.

All forward-looking statements contained herein speak only as of the date on which they are made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:	AT THE COMPANY
Kristine R. Nario-Eng
Investor Relations
Phone: (646) 216-2363
Email: knario@nymtrust.com